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                                                                    Exhibit 10.6


                           FINGER LAKES BANCORP, INC.

               EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT
                              FOR G. THOMAS BOWERS

                             ----------------------

                              AMENDMENT NUMBER ONE

                             -----------------------

         The Executive Supplemental Retirement Income Agreement for G. Thomas Bowers (the "Agreement") is hereby amended effective May 1, 2001, unless otherwise stated, in accordance with the following:

         1. Section 1.13 of the Agreement shall be amended by replacing the words "sixty-second (62nd)" with the words "sixty-fifth (65th)".

         2. Section 1.17 of the Agreement shall be amended in its entirety to provide as follows:

                           "Supplemental Retirement Income Benefit" means an annual retirement benefit equal to seventy percent (70%) of Executive's highest average annual base salary and bonus (over the consecutive 36-month period within the last 120 consecutive calendar months of employment) REDUCED BY: the sum of (i) the benefits provided to the Executive under the non-qualified deferred compensation plan dated February 28, 1995; (ii) the annuitized value of the Executive's tax-qualified benefits payable from Savings Bank of the Finger Lakes' defined benefit pension plan; (iii) the annuitized value of the Executive's tax-qualified plan benefits payable from the Monroe Savings Bank defined benefit pension plan; and (iv) the annuitized value of one-half of the Executive's Social Security benefits attributable to Social Security taxes paid by Savings Bank of the Finger Lakes on behalf of Executive. For these purposes, the benefit under (ii) and (iii) above shall be deemed to be annuitized at age sixty-five
                           (65) as a single life annuity payable for the Executive's life.

         3. Section 2.1(i) of the Agreement shall be amended in its entirety to provide as follows:

                  (i) the annual amount of Eighty-Five Thousand Three Hundred Sixty-Four Dollars ($85,364.00) (the projected value of the Supplemental Retirement Income Benefit when Executive is age sixty-five (65)), or

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         4. Section 3.2 of the Agreement shall be amended in its entirety to provide as follows:

                           3.2 EARLY RETIREMENT BENEFIT. Executive shall have the elective right to receive an Early Retirement Benefit, provided he shall have attained the age of sixty (60) and remained in continuous service from the date of the Agreement. In the event that the Executive elects an Early Retirement Benefit, payment of this Early Retirement Benefit shall commence within thirty (30) days after Executive's Early Retirement Date. The Early Retirement Benefit shall be equal to the Supplemental Retirement Income Benefit ("SRIB") calculated under Section 1.17 and reduced in accordance with the applicable reduction factor set forth below, based on the number of years that payment of the Early Retirement Benefit commences prior to the Executive's Normal Retirement Date.


                                      Number of Years
                                     Payments Commence
                                      Prior to Normal
                                       Retirement Date           Factor
                                     -----------------       -------------
                                             0                   1.0000

                                             1                   .9205

                                             2                   .8496

                                             3                   .7860

                                             4                   .7289

                                             5                   .6774



         5. Section 3.3 of the Agreement shall be amended in its entirety to provide as follows:

                           3.3 DISABILITY. If Executive becomes Permanently and Totally Disabled prior to reaching his Normal Retirement Date, while covered by the provisions of this Agreement, Executive shall be entitled to a Supplemental Disability Benefit commencing within thirty
                                    (30) days after a determination by the Board of Directors that the Executive is Permanently and Totally Disabled. The Supplemental Disability Benefit shall be equal to the Supplemental

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                                    Retirement Income Benefit ("SRIB")
                                    calculated under Section 1.17 as if the
                                    Executive retired on the date of his
                                    termination of employment due to disability and reduced by 0.4166% for each calendar month that benefit payments commence prior to his Normal Retirement Date.

                                    In the event the Executive dies at any time after termination of employment due to disability but prior to commencement or completion of two hundred forty (240) monthly payments, the Company shall pay to the Executive's Beneficiary a continuation of the monthly installments for the remainder of the two hundred forty (240) month period.

         IN WITNESS WHEREOF, this Amendment Number One has been executed by the duly authorized officers of Finger Lakes Bancorp, Inc. as of the 15th day of May, 2001.

ATTEST:                                         FINGER LAKES BANCORP, INC.



/s/TERRY L. HAMMOND                             By:   /s/JAMES E. HUNTER
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Secretary                                          Chairman, Salary and
                                                   Personnel Committee